Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts
Investors:	Media:
Mary Bashore	Barbara Lindheim
Orchid Cellmark Inc.	GendeLLindheim BioCom Partners
(609) 750-2324	(212) 918-4650

ORCHID CELLMARK APPOINTS WILLIAM J. THOMAS

VICE PRESIDENT AND GENERAL COUNSEL

PRINCETON, N.J., November 20, 2007 – Orchid Cellmark Inc. (Nasdaq:ORCH), a leading worldwide provider of identity DNA testing services, today announced the appointment of William J. Thomas, Esq. as Vice President and General Counsel.

Mr. Thomas was formerly Senior Vice President and General Counsel for Cytogen Corporation responsible for all legal matters including the management of outside general and intellectual property counsel. Prior to joining Cytogen, Mr. Thomas was a senior partner with the law firm of Wilmer Cutler Pickering Hale and Dorr LLP. Previously, he was a partner at the law firm Buchanan Ingersoll P.C. Mr. Thomas has more than 20 years of experience in the areas of general corporate issues, mergers and acquisitions, securities law compliance and managing intellectual property. Mr. Thomas received a J.D. degree from Fordham University School of Law and a B.A. degree in Political Science from Rutgers University.

Thomas A. Bologna, President and Chief Executive Officer of Orchid said, “I am pleased that Bill is joining Orchid’s management team. He is a proactive and business oriented General Counsel with the legal experience and skill set that we believe will complement our management team well.”

About Orchid Cellmark

Orchid Cellmark Inc. is a leading international provider of DNA testing services for human identity testing and agricultural applications. In the human identity area, Orchid Cellmark provides DNA testing services for forensic investigation, paternity testing and family relationship analysis and security applications. In the agriculture field, Orchid Cellmark provides DNA testing services for selective trait breeding. Orchid Cellmark’s strong market positions in these segments reflect the company’s accredited laboratories in the U.S. and U.K., its innovative genetic analysis technologies and expertise and the world-renowned Cellmark brand that has been associated with exceptional quality, reliability and customer service for nearly two decades. More information on Orchid Cellmark can be found at www.orchid.com.

All statements in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995., including but not limited to Orchid Cellmark’s belief that Mr. Thomas has the legal experience and skill set that will complement its management team well. Such statements are subject to the risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, Orchid Cellmark’s ability to timely and successfully integrate ReliaGene’s business, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid Cellmark’s products and services, dependence on government funding and collaborations, regulatory approvals, competition, intellectual property of others, patent protection, litigation, the timing of release of federal funds, the timing and amount of contracts put up for bid, Orchid Cellmark’s ability to timely and successfully initiate operational efficiencies, lower overhead and other remedial measures and Orchid Cellmark’s continued relationship with DEFRA. These risks and other additional factors affecting these statements and Orchid Cellmark’s business are discussed under the headings “Risks Related to Our Business” and “Risks Associated with Our Common Stock” in Orchid Cellmark’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission, and in other filings made by Orchid Cellmark with the Securities and Exchange Commission from time to time. Orchid Cellmark expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid Cellmark’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.

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